                                 EXHIBIT 10.20

                            COLLABORATION AGREEMENT


              Confidential treatment has been requested regarding
                      certain portions of this Agreement.


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

                            COLLABORATION AGREEMENT


This COLLABORATION AGREEMENT (the "Agreement") dated as of December 13, 1995 is made by and between Agrigenetics, Inc., a Delaware corporation doing business as Mycogen Plant Sciences and having offices at 5501 Oberlin Drive, San Diego, California 92121 ("MPS"), and Pioneer Hi-Bred International, Inc., 700 Capital Square, 400 Locust Street, Des Moines, Iowa 50309 ("Pioneer").

WHEREAS, Mycogen Corporation, the parent company of MPS ("Mycogen"), has developed technology relating to genes encoding insecticidal, miticidal and nematocidal proteins of Bacillus thuringiensis ("Bt") and other Bacillus species
                        ----------------------
and owns or controls certain technology and patent rights granted or pending relating to said genes and proteins and the introduction and expression in plants of natural and synthetic genes, full length and truncated, and synthetic gene technology including synthetic genes and methods for making said genes;

WHEREAS, Mycogen has exclusively licensed all of its Bt and other Bacillus species technology and patent rights to MPS for use in plants, which includes the right to sublicense, develop, make, have made, use, cultivate, market, distribute and sell plants and planting seed;

WHEREAS, MPS also has developed technology relating to genes encoding insecticidal, miticidal and nematocidal proteins of Bt and other Bacillus species and also owns or controls certain technology and patent rights granted or pending relating to said genes and proteins and the introduction and expression in plants of natural, synthetic or modified genes, full length and truncated, and synthetic or modified gene technology, including synthetic or modified genes and methods for making said genes;

WHEREAS, MPS has capabilities particular to the development of Bacillus species that may possess useful insecticidal, miticidal and nematocidal traits for plants and Pioneer desires to engage MPS to conduct research and development on genes derived from Bacillus species encoding insecticidal, miticidal and nematocidal proteins;

WHEREAS, Pioneer has developed technology and owns or controls certain technology relating to the introduction and expression in plants of genes encoding insecticidal proteins of Bacillus species and to plant breeding and genetic; and

WHEREAS, MPS and Pioneer desire to form a collaboration with their respective technology and patent rights related to transforming plants with Bt genes and other genes encoding insecticidal, miticidal and nematocidal proteins from Bacillus species ("BIP") effective against mites, insects and nematodes.

The collaboration involves the following four essential components:

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1.   Combine all current and future BIP genes and enabling technology and patent rights of both parties under joint Pioneer/MPS research programs in corn research and research and development programs in soybean, sunflower, sorghum, wheat and canola for genetically engineered insect, mite and nematode resistance traits thru transformation with BIP genes to control certain pests of each crop.

2. Create an environment and structure under the joint Pioneer/MPS research and development programs to allow the MPS and Pioneer scientists, breeders and other technical personnel to work together closely so as to best utilize the technical talent, ingenuity and core competencies of both companies.

3. Provide each of MPS and Pioneer with the commercial rights to the BIP insect, mite and nematode resistance traits developed under the Pioneer/MPS joint research and development programs for each party to breed such traits into their respective crop parent lines and to produce and sell their own hybrids and varieties containing such traits. With the sole exception of the BIP trait, no commercial rights to proprietary germ plasm (in whole or in part) are granted to either party.

4. Provide MPS with the exclusive right to license all BIP insect, mite and nematode resistance traits developed under the Pioneer/MPS joint research and development programs to third parties, subject to certain restrictions on when one or more third party licensees can commercialize crops containing such traits.

NOW, THEREFORE, the parties hereby agree as follows.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

The following terms as used in this Agreement will have the meanings as defined with respect to each such term:

Affiliate.  The term "Affiliate" means (1) with respect to MPS, any parent
---------
corporation of MPS (including Mycogen), or any partnership, joint venture or subsidiary in which MPS or such parent corporation has a fifty percent or greater ownership interest and (2) with respect to Pioneer, any partnership, joint venture or subsidiary in which Pioneer has a fifty percent or greater ownership interest.

BIP Genes.  The term "BIP Genes" means both MPS BIP Genes and Pioneer BIP Genes.
---------

BIP Transformation Event.  The term "BIP Transformation Event" means (i) each
------------------------
transgenic plant or transgenic plant tissue that expresses insecticidal, miticidal and nematocidil proteins from a specific transgenic construct consisting of one or more BIP Genes directly transformed into such plant or plant tissue and (ii) all progeny plants from such transformed plant or plant tissue that contain the same BIP transgenic construct.

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

Business Committee.  The term "Business Committee" means the committee
------------------
consisting at all times of two (2) representatives of MPS and two (2) representatives of Pioneer, which is responsible for certain supervisory and administrative functions as set forth under Section 2.3 of this Agreement.

Combined Technology and Patent Rights.  The term "Combined Technology and Patent
-------------------------------------
Rights" means any and all of (i) the MPS BIP Genes and MPS Enabling Technology;
(ii) the Pioneer BIP Genes and Pioneer Enabling Technology, (iii) Joint Enabling Technology, and (iv) any and all patent rights including issued and pending U.S. and foreign patents (including without limitation, any divisionals, continuations, continuations in part, extensions and re-issues thereof) currently owned or in the future acquired by MPS or Pioneer, and rights to U.S. and foreign patents and patent applications currently or in the future licensed or sublicensed to MPS or Pioneer with respect to which either party has the right to grant sublicenses, which patent rights cover, with respect to MPS, MPS BIP Genes, MPS Enabling Technology and Joint Enabling Technology and with respect to Pioneer, Pioneer BIP Genes, Pioneer Enabling Technology and Joint Enabling Technology.

Confidential Information.  The term "Confidential Information" means any and all
------------------------
proprietary information (including, without limitation, information related to technical, business and intellectual property matters), know-how, data, trade secrets and biological and other physical materials owned or held by either party to this Agreement which such party maintains as confidential.

Corn Research Programs.  The term "Corn Research Programs" means the research
----------------------
programs jointly conducted by MPS and Pioneer as contemplated by Article 5 of this Agreement.

Europe.  The term "Europe" means Western Europe (as defined below) and all other
------
European countries (including the former Soviet Republics) located between Western Europe and Russia.

Western Europe.  The term "Western Europe" means the United Kingdom, Ireland,
--------------
France, Belgium, Netherlands, Denmark, Germany, Luxembourg, France, Spain, Portugal, Italy, Switzerland and Austria.

Insect Resistant BIP Crops.  The term "Insect Resistant BIP Crops" means any and
--------------------------
all Target Crops (and planting seeds for such crops) containing one or more BIP Transformation Events jointly developed by Pioneer and MPS under the R&D Programs contemplated by this Agreement and covered by an approval or an application for approval from appropriate regulatory authorities for breeding, production and commercialization of crops containing such BIP Transformation Event. Insect, mite and nematode resistance is included under this definition of "Insect Resistant BIP Crops".

Joint Enabling Technology.  The term "Joint Enabling Technology" means trade
-------------------------
secrets, know-how, technology, and other proprietary information, whether or not patented, which are jointly invented or discovered by (i) MPS or any of its Affiliates and (ii) Pioneer or any of its Affiliates in connection with the collaboration under this Agreement.

MPS BIP Genes.  The term "MPS BIP Genes" means any and all natural and synthetic
-------------
genes, full length or truncated, chimeric or hybrid, encoding BIP (and genetic materials derived therefrom) responsible for insect, mite and nematode resistance, and any patents covering such genes, having possible applications in developing BIP Transformation Events under this Agreement, now owned

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

by MPS or its Affiliate(s) or available for use by or used by such entities under license or agreement with third parties (which use hereunder is not restricted under such license or agreement) or developed or acquired during the term of this Agreement by MPS or its Affiliate(s). If acquired from a third party then the foregoing BIP genes (and genetic materials derived therefrom) will not be included in the definition of MPS BIP Genes if the agreement with the third party restricts such use, provided that MPS or its Affiliate(s) will use its reasonable efforts in accordance with its good faith business judgment to provide that the agreement with the third party does not include such restrictions.

MPS Enabling Technology.  The term "MPS Enabling Technology" means trade
-----------------------
secrets, know-how, technology, and other proprietary information, whether or not patented, and all patents, now owned by MPS or available for use by or used by MPS under license or agreement with third parties (which use hereunder is not restricted under such license or agreement), for developing BIP Transformation Events and for making, using and selling Insect Resistant BIP Crops containing one or more BIP Transformation Events, which trade secrets, know-how, technology, other proprietary information and patents are reasonably necessary to develop BIP Transformation Events under the R&D Programs and ultimately to make, use and sell Insect Resistant BIP Crops pursuant to this Agreement. MPS Enabling Technology also includes advances, enhancements, improvements or discoveries that MPS owns or becomes entitled to use during the term of this Agreement, whether or not such are discovered or developed as a result of research undertaken pursuant to this Agreement, that are reasonably necessary to develop BIP Transformation Events under the R&D Programs and to make, use and sell Insect Resistant BIP Crops pursuant to this Agreement. MPS Enabling Technology excludes any trade secrets, know-how, technology, other proprietary information and patents, the application of which as contemplated by this Agreement is restricted under a written agreement between MPS and any independent third party, provided that MPS will exert its reasonable efforts in accordance with its good faith business judgment to provide that such agreement with the third party does not include such restrictions. MPS Enabling Technology includes, without limitation, trade secrets, know-how, technology, and other proprietary information and patents related to selectable markers, promoters, enhancers, matrix attachment regions (MARs), nuclear scaffold attachment regions (SARs), terminators, synthetic gene construction, plant transformation, plant tissue regeneration and plant conversions. The foregoing does not include MPS proprietary germplasm owned or exclusively licensed by MPS.

North America.  The term "North America" means the United States, Canada, and
-------------
Mexico.

Pioneer BIP Genes.  The term "Pioneer BIP Genes" means any and all natural and
-----------------
synthetic genes, full length or truncated, chimeric or hybrid, encoding BIP (and genetic materials derived therefrom) responsible for insect, mite and nematode resistance, and any patents covering such genes, having possible applications in developing BIP Transformation Events under this Agreement, now owned by Pioneer or its Affiliate(s) or available for use by or used by such entities under license or agreement with third parties (which use hereunder is not restricted under such license or agreement) or developed or acquired during the term of this Agreement by Pioneer or its Affiliate(s). If acquired from a third party then the foregoing BIP genes (and genetic materials derived therefrom) will not be included in the definition of Pioneer BIP Genes if the agreement with the third party restricts such use, provided that Pioneer or its Affiliate(s) will use its reasonable efforts in accordance with its good faith business judgment to provide that the agreement with the third party does not include such restrictions.

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

Pioneer Enabling Technology.  The term "Pioneer Enabling Technology" means trade
---------------------------
secrets, know-how, technology, and other proprietary information, whether or not patented, and all patents, now owned by Pioneer or available for use by or used by Pioneer under license or agreement with third parties (which use hereunder is not restricted under such license or agreement), for developing BIP Transformation Events and for making, using and selling Insect Resistant BIP Crops containing one or more BIP Transformation Events, which trade secrets, know-how, technology, other proprietary information and patents are reasonably necessary to develop BIP Transformation Events under the R&D Programs and ultimately to make, use and sell Insect Resistant BIP Crops pursuant to this Agreement. Pioneer Enabling Technology also includes advances, enhancements, improvements or discoveries that Pioneer owns or becomes entitled to use during the term of this Agreement, whether or not such are discovered or developed as a result of research undertaken pursuant to this Agreement, that are reasonably necessary to develop BIP Transformation Events under the R&D Programs and to make, use and sell Insect Resistant BIP Crops pursuant to this Agreement. Pioneer Enabling Technology excludes any trade secrets, know-how, technology, other proprietary information and patents, the application of which as contemplated by this Agreement is restricted under a written agreement between Pioneer and any independent third party, provided that Pioneer will exert its reasonable efforts in accordance with its good faith business judgment to provide that such agreement with the third party does not include such restrictions. Pioneer Enabling Technology includes, without limitation, trade secrets, know-how, technology, and other proprietary information and patents related to selectable markers, promoters, enhancers, matrix attachment regions
(MARs), nuclear scaffold attachment regions (SARs), terminators, synthetic gene construction, plant transformation, plant tissue regeneration and plant conversions. The foregoing does not include Pioneer proprietary germplasm owned or exclusively licensed by Pioneer.

R&D Programs.  The term "R&D Programs" means any and all of the research and
------------
development programs jointly conducted by MPS and Pioneer as contemplated by
Article 2 of this Agreement to develop BIP Transformation Events in the Target Crops for the purpose of enabling each of MPS and Pioneer to develop and commercialize Insect Resistant BIP Crops pursuant to the licenses granted under
Article 4.

Research Committee.  The term "Research Committee" means the committee
------------------
consisting at all times of two (2) representatives of MPS and two (2) representatives of Pioneer, which is responsible for certain supervisory and administrative functions as set forth under Section 2.2 of this Agreement.

Target Crops.  The term "Target Crops" means any and all varieties of soybean,
------------
sunflower, sorghum, wheat and canola. Pursuant to Section 2.13 of this Agreement, the parties may in the future add additional crops to the list of Target Crops covered by this Agreement. Also, upon the parties granting one another licenses with respect to corn as contemplated by Section 5.4 of this Agreement, corn will be added as a Target Crop.

                                   ARTICLE 2
                                 R&D PROGRAMS
                                 ------------

2.1  R&D Programs.  MPS and Pioneer will conduct a number of research and
     ------------
     development programs to develop BIP Transformation Events responsible for resistance against target

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

     pests selected by the parties in each Target Crop. Each party will utilize its research, development, engineering and other capabilities as set forth under each R&D Program to develop BIP Transformation Events for each Target Crop and will use diligent efforts to successfully complete each R&D Program within the time frame set forth for each such program.

     Each current and future R&D Program will be administered as set forth under this Article 2 by the Research Committee with respect to technical issues and by the Business Committee with respect to resource and funding issues.

     The parties will conduct each R&D Program in such a manner so as to create an environment for the MPS and Pioneer scientists, breeders and other technical personnel to work together closely to best utilize the technical talent, ingenuity and core competencies of both companies.

2.2  The Research Committee.  The principal function of the Research Committee
     ----------------------
     is to administer the research and development activities of each R&D Program. The Research Committee has the authority and responsibility to:

     1. Define and evaluate (i) the technical challenges and chance of success of any potential new R&D Program, (ii) the responsibility of each party under any potential new R&D Program, and (iii) the resources needed to pursue any potential new R&D Program.

     2. Recommend to the Business Committee the initiation of new R&D Programs and the responsibilities of each party under such programs.

     3. Prior to the formation of any R&D Program and during the course of all R&D Programs, evaluate and review the need for any third party technology rights to complete any R&D Program and the royalties or license fees due to any such third party for such rights.

     4. Oversee and assess all technical developments and progress against objectives of each R&D Program.

     5. As programs advance, evaluate and assess resources needed to complete each part of any R&D program.

     6. Direct all research and implement strategies to address technical challenges.

     7. Direct the filing and prosecution of patent applications covering any joint invention and discoveries pursuant to Section 7.2 of this Agreement.

     8.   Interface with, and make recommendations to, the Business Committee.

     9. Provide regular quarterly reports to the Business Committee addressing progress against goals and any significant developments and issues under each R&D Program.

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     10.  Designate subcommittees by crop and delegate to such subcommittees any and all authority of the Research Committee related to the R&D Program(s) for each such crop. All subcommittees will have an equal number of representatives from both MPS and Pioneer.

     Notwithstanding the authority and responsibilities of the Research Committee as enumerated above, the Research Committee has no authority with respect to budgetary matters involving any R&D Program, nor does the Research Committee have the authority to modify or rescind the obligations of the parties for any part of any R&D Program as set forth on the schedule attached to this Agreement describing each R&D Program and the obligations of the parties thereunder.

     All decisions of the Research Committee will require unanimity, except with respect to issues that involve the manner in which resources or strategies are employed under a particular part of an R&D Program, in which case the party responsible for such part of the program will have the ultimate decision making authority after considering the input from the Research Committee. Each representative of each party on the Research Committee has one vote with respect to all matters decided by such committee.

     The Research Committee will meet on a quarterly basis at places and times to be scheduled by the parties. In addition to such regular quarterly meetings, either party can convene a special meeting at anytime reasonably convenient to both parties upon 14 days prior written notice setting forth the matters to be discussed and the date of the meeting. Any special meeting so called will be held at the principal offices of the party who did not call the meeting so as to provide the most convenient place to meet.

2.3  The Business Committee.  The principal function of the Business Committee
     ----------------------
     is to provide general administration of the relationship between MPS and Pioneer with respect to this Agreement and of the resources needed to complete each R&D Program. The Business Committee has the authority and responsibility to:

     1. Based on input and recommendations from the Research Committee, approve initiation of any new R&D Programs and the assignment of responsibilities of each party under such programs.

     2. Make all go and no-go decisions at each critical decision point of a program based on input and recommendations of the Research Committee, including, without limitation, rescinding any R&D Program or any part of any program.

     3. Make all decisions relative to making significant changes to resources employed under any part of a program.

     All decisions by the Business Committee will require unanimity. Each representative of each party on the Business Committee has one vote with respect to all matters decided by such committee.

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     The Business Committee will meet on a semi-annual basis at places and times to be scheduled by the parties. In addition to such regular semi-annual meetings, either party can convene a special meeting at any time reasonably convenient to both parties upon 14 days prior written notice setting forth the matters to be discussed and the date for such meeting. Any special meeting so called will be held at the principal offices of the party who did not call the meeting so as to provide the most convenient place to meet.

2.4  Current R&D Programs.  The parties agree to conduct the following R&D
     --------------------
     Programs:

     1. As the primary trait, soybean resistant to cyst nematodes. As a secondary trait linked to the primary trait, soybeans resistant to certain insect pests;

     2. As the primary trait, canola resistant to flea beetle. As a secondary trait linked to the primary trait, canola resistant to certain insect pests;

     3. As the primary trait, sunflower resistant to headmoth. As a secondary trait linked to the primary trait, sunflowers resistant to certain insect pests;

     4. As a preliminary feasibility study only, sorghum resistant to greenbug; and

     5. As a preliminary feasibility study only, wheat resistant to Hessian fly.

     An outline of each R&D Program and the assignment of responsibilities to each party for certain parts of each R&D Program are set forth on separate schedules for each program, which schedules collectively are attached to this Agreement as Schedule 2.4.

2.5  Initiation of New R&D Programs.  Either party at any time prior to the
     ------------------------------
     tenth anniversary of this Agreement can request an evaluation to initiate a new R&D Program, provided that such potential new R&D Program reasonably can be completed on or before the tenth anniversary of this Agreement. The request first is made to the Business Committee, which, if receptive to the request, will direct the Research Committee to define and evaluate all aspects of the proposed program.

     The Research Committee will present to the Business Committee its recommendation on the proposed program: (i) who does what; (ii) the resources needed; (iii) the probability of success; (iv) the anticipated development schedule; (v) critical decision points and milestones along the development schedule; and (vi) an estimated time frame for completing the program. Based on the recommendation of the Research Committee, the Business Committee will approve or reject the proposed program or resubmit the proposed program to the Research Committee with suggested revisions for re-evaluation.

     Neither party will be obligated to conduct a new R&D Program that reasonably cannot be completed on or before the tenth anniversary of this Agreement if the parties use the same level of diligent efforts as applied by the parties under then completed and ongoing programs. This Agreement intends to obligate the parties to develop BIP Transformation Event(s) under R&D Programs initiated and substantially completed during the first ten years of this Agreement. However, notwithstanding the foregoing, once the parties agree to
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     commence any R&D Program and a description of the program and the responsibilities of the parties are set forth on Schedule 2.4 of this Agreement, all obligations of the parties under this Agreement to complete successfully such R&D Program remain in full force and effect after the tenth anniversary of this Agreement and continuing thereafter until such time as such R&D Program successfully concludes or the Business Committee decides to terminate the program.

     If one party wants to pursue the proposed R&D Program but the other party does not, the party who does not want to pursue the program can defer initiation of the proposed R&D Program for 18 months after the Business Committee concludes that the parties cannot agree to initiate the proposed program. Upon expiration of this 18 month "stand-down" period, the party wanting to pursue the R&D Program can reintroduce the proposal. If the other party continues not to want to pursue the program, the party wanting to pursue the program will be free to do so on its own and, as necessary, by funding certain activities needed to be done by the other party. The party who declined participation in the program must perform any and all activities that the participating party technically, or for the purpose of obtaining intellectual property rights, cannot perform, provided that the participating party funds all such activities performed by the non-participating partner.

     The party who declined participation will have the ability to preserve its commercial rights under this Agreement for any BIP Transformation Events that may come out of that particular R&D Program by (i) reimbursing the participating party for 100% of the costs and expenses of such program plus 25% of such costs within two years of initiation of such program and (ii) committing to participate in any remaining development work as established under the program as originally recommended to the Business Committee by the Research Committee. If the non-participating party does not reimburse the sponsoring party for 100% of the costs and expenses incurred under such program, plus 25%, within the two year period, the non-participating party loses all commercial rights to the BIP Transformation Events developed under that program.

     In the event that Pioneer is the non-participating party, then (i) Pioneer loses all rights under this Agreement with respect to any BIP Transformation Event(s) developed under such program and (ii) MPS is free to develop and commercialize such BIP Transformation Event(s) (whether alone or with third parties) as it decides in its sole discretion without any limitation whatsoever under Article 4 this Agreement on the activities of MPS (including licensing to any third parties) with respect to such BIP Transformation Event(s).

     In the event that MPS is the non-participating party, then (i) MPS loses all rights under this Agreement with respect to any BIP Transformation Event(s) developed under such program and (ii) Pioneer is free to develop and commercialize such BIP Transformation Event(s) subject to the limitations on sub-licensing imposed on Pioneer under Article 4 of this Agreement on the activities of Pioneer with respect to such BIP Transformation Event(s).

     The party who declined participation in the program must perform any and all activities that the participating party technically, or for the purpose of obtaining intellectual property rights, cannot perform, provided that the participating party funds all such activities performed by the non-participating partner.

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     An example of the initiation of a new R&D Program and an example of the consequence of not participating in such program are set forth on Schedule
     2.5 of this Agreement.

     In the event that upon considering the initiation of a new R&D Program, MPS and Pioneer determine that a patent then issued to a third party is necessary to develop BIP Transformation Events under such prospective R&D Program or to permit both MPS and Pioneer to commercialize Insect Resistant BIP Crops using any BIP Transformation Events developed under such prospective R&D Program, neither MPS nor Pioneer will be obligated in any way to commence such prospective R&D Program until a license to such third party patent is obtained for both MPS and Pioneer. Section 2.8 below addresses the circumstance of a third party patent issuing after commencement of any R&D Program.

2.6  Assignment of Responsibilities Under Each R&D Program.  The Research
     -----------------------------------------------------
     Committee initially will delineate which party should be responsible for specific parts of any program based on the technical capabilities of the parties. The Research Committee's recommendation based on technical capabilities will be presented to the Business Committee for review and assessment based on resources and costs. The Business Committee may shift responsibilities for specific parts of any R&D Program before approval of the program. Once an R&D Program has been approved by the Business Committee, then each party will be committed to perform its part of the program within the levels of effort originally anticipated by the Research Committee and reviewed and approved by the Business Committee.

2.7  Decisions Under the R&D Programs at Critical Decision Points.  As
     ------------------------------------------------------------
     development work under any R&D Program reaches or encounters critical decision points, the Research Committee will make recommendations on the best technical way to proceed or to solve a particular problem. If substantial additional resources are needed (substantially in excess of the expectations when the program was originally designed), then approval of the Business Committee will be needed. All issues first are addressed by the Research Committee based on technical needs and solutions. Based on the recommendations of the Research Committee, the Business Committee endorses the recommendations by approving the resources needed to advance the program.

2.8  Consequences if a Party Fails to Meet Its Responsibilities Under a Program.
     --------------------------------------------------------------------------
     Upon initiation of any R&D Program, a detailed description of the program will be set forth on a schedule and attached to this Agreement as part of
     Schedule 2.4.

     Such descriptions, as set forth on Schedule 2.4 (together with (i) the obligation of either party to provide the other party with BIP Transformation Event(s) pursuant to Section 2.10 and (ii) the obligation of Pioneer to provide MPS with lines converted with BIP Transformation Events pursuant to Section 2.11), will delineate the commitment by each party to perform certain parts of any R&D Program. Unless the Business Committee decides to drop or defer an R&D Program or part of an R&D Program, failure to perform any part of any R&D Program (together with (i) the obligation of either party to provide the other party with BIP Transformation Event(s) pursuant to Section 2.10 and (ii) the obligation of Pioneer to provide MPS with lines converted with BIP Transformation Events pursuant to Section

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     2.11) by either party (after notice from the other party and a 90 day cure period) will result in loss of commercial rights by the non-performing party to the BIP Transformation Events intended to be developed by that program. If the parties otherwise agree in writing to a plan to cure any such failure to perform, which plan may require more then the 90 day cure period to implement, then the cure does not necessarily have to occur within 90 days.

     Failure to perform under this Section 2.8 shall mean a technical failure to perform and not a legal failure to perform -- such as the inability of Pioneer or MPS to obtain additional licenses from third parties as provided for in Section 7.5.

     In the event that Pioneer is the non-performing party, then (i) Pioneer loses all rights under this Agreement with respect to any BIP Transformation Event(s) developed under such program and (ii) MPS is free to develop and commercialize such BIP Transformation Event(s) (whether alone or with third parties) as it decides in its sole discretion without any limitation whatsoever under Article 4 this Agreement on the activities of MPS (including licensing to any third parties) with respect to such BIP Transformation Event(s).

     In the event that MPS is the non-performing party, then (i) MPS loses all rights under this Agreement with respect to any BIP Transformation Event(s) developed under such program and (ii) Pioneer is free to develop and commercialize such BIP Transformation Event(s) subject to the limitations on sub-licensing imposed on Pioneer under Article 4 of this Agreement on the activities of Pioneer with respect to such BIP Transformation Event(s).

     The party who declined participation in the program must perform any and all activities that the participating party technically, or for the purpose of obtaining intellectual property rights, cannot perform, provided that the participating party funds all such activities performed by the non-participating partner.

     In the event that after the parties begin an R&D Program a patent issues to a third party that is necessary for MPS and Pioneer to develop BIP Transformation Events under such R&D Program or to commercialize Insect Resistant BIP Crops using any BIP Transformation Events developed under such R&D Program, failure by either MPS or Pioneer to obtain rights under such third party patent for both MPS and Pioneer will not be considered a failure to perform any part of the R&D Program by either MPS or Pioneer or, except for the obligation of both MPS and Pioneer under Section 7.5 to use good faith efforts to obtain rights under such third party patent for both MPS and Pioneer, a breach of this Agreement. Notwithstanding the foregoing, each of MPS and Pioneer will remain obligated to perform any and all parts of the R&D Program assigned to such party as set forth on
     Schedule 2.4 to the extent that the performance of any such part of the R&D Program by either MPS, or as the case may be, Pioneer will not infringe such third party patent.

2.9  Consequences If Substantial Additional Resources Are Needed But One Party
     -------------------------------------------------------------------------
     Does Not Want to Provide Additional Resources.  In the event that
     ---------------------------------------------
     substantial additional resources (substantially in excess of the resources initially anticipated by the Research Committee) need to be devoted by a party to complete a specific part of an R&D Program, then the Business Committee will be responsible for resolving any inequities that may result from the extra effort. If the Business Committee cannot resolve any such inequities, then the unaffected party will have the right (but not the obligation) to undertake or fund the additional work (or provide the personnel to perform the additional work), provided that the party receiving such funds or assistance must reimburse the sponsoring party for such additional funds or assistance plus 25% in order for the party receiving the funds or assistance to maintain its commercial rights in such R&D Program under this Agreement. The reimbursement plus 25% is due immediately upon completion of the additional work and, if not paid, will make such party a "non-participating party" with respect to that specific R&D Program.

     In the event that either MPS or Pioneer is the non-participating party, then (i) the non-participating party loses all rights under this Agreement with respect to any BIP Transformation Event(s) developed under such part of the program and (ii) the participating party who continues the program is free to develop and commercialize such BIP Transformation Event(s), subject to the provisions of Article 4 of this Agreement on the activities of the participating party with respect to such BIP Transformation Event(s).

     The non-participating party in the affected program must perform any and all activities that the participating party technically, or legally cannot perform, provided that the participating party funds all such activities performed by the non-participating party.

     An example of the consequences of providing or not providing additional resources is set forth on Schedule 2.9.

2.10 Access to BIP Transformation Events.  Either party will have the right to
     -----------------------------------
     receive BIP Transformation Events from each R&D Program in such generation of backcrossed inbreds as set forth on Schedule 2.4 for each R&D Program. The party responsible for transforming inbred lines of any Target Crop with BIP genetic constructs under any R&D Program will supply the other party, upon request of such other party, with the BIP Transformation Event(s) in the specified, or later generation, of backcrossed inbreds. The receiving party will be able to utilize such transformed inbreds to conduct conversions of parent line materials with the subject BIP-Transformation Event(s).

2.11 Line Conversions By Pioneer for MPS.  With respect to each BIP
     -----------------------------------
     Transformation Event, Pioneer will convert such number of MPS lines as set forth in the R&D Programs and the Corn Research Programs. MPS will supply Pioneer with the lines that MPS desires to have converted. Pioneer will convert such lines on behalf of MPS with the same diligence and within the same time frame that Pioneer uses in converting its own lines.

     Breeders for MPS will be permitted to participate in and to track all such conversions of MPS lines by Pioneer. MPS will be entitled to all data generated by Pioneer with respect to such conversions.

2.12 Adding Other Proprietary Genetic Traits Under Any R&D Program.  Upon mutual
     -------------------------------------------------------------
     agreement of the parties by action of the Business Committee, either party may include a proprietary genetic trait (other than BIP based insect resistance) under any R&D Program, which trait may be coupled or stacked with the BIP based insect resistance trait comprising any BIP Transformation Event. Such proprietary genetic traits (other than BIP based insect resistance) may include, without limitation, genes responsible for disease resistance or for particular oil or nutritional characteristics.

     In the event that MPS and Pioneer elect to couple or stack any Pioneer proprietary genetic trait (other than a Pioneer BIP Gene) with any BIP Gene in connection with transforming a Target Crop under any R&D Program, so that the resulting transformed events impart to the Target Crop both BIP-based insect resistance and another identifiable agronomic trait, then MPS will not have the right under Section 4.3 to grant sublicenses to any third parties (other than MPS Affiliates) to any such trait coupled or stacked with any BIP Transformation Event without Pioneer's prior written approval and payment to Pioneer from any permitted third party sublicensees of compensation acceptable to Pioneer.

2.13 Adding Other Crops Under This Agreement.  Upon the request of either party,
     ---------------------------------------
     both parties agree to discuss in good faith adding other crops to the list of Target Crops covered by this Agreement; provided, however, that the grant of any rights by MPS to Pioneer with respect to such other crops to MPS BIP Genes or to MPS Enabling Technology will be subject to any licenses that MPS may grant to third parties with respect to such other crops. Nothing under this Section 2.13 prevents MPS from granting an exclusive license to any crop other than corn and the Target Crops to any third party covering MPS BIP Genes and MPS Enabling Technology. MPS will notify Pioneer if and when MPS begins actively to seek licensing MPS BIP Genes and MPS Enabling Technology in any such other crops.

                                   ARTICLE 3
                   REGISTRATION OF BIP TRANSFORMATION EVENTS
                   -----------------------------------------

3.1  Registration of BIP Transformation Events in North America.  MPS and
     ----------------------------------------------------------
     Pioneer agree to consult with each other as to how they can best use their collective resources to cooperate and generate all data necessary to obtain regulatory approvals in North America. Each of MPS and Pioneer will develop data according to their specific areas of expertise. MPS will provide information, including characterization of the BIP Genes and gene products, toxicology and impacts on non-target species. Pioneer will provide information, including molecular characterizations of BIP Transformation Events, BIP Gene expression in the field, nutritional equivalence and agronomic performance of BIP Transformation Events. MPS will be responsible for preparing all [information and related] data packages necessary to file any and all applications for approval from all regulatory authorities in North America to field test, produce and commercialize Insect Resistant BIP Crops containing one or more BIP Transformation Events. MPS will take the lead on behalf of MPS and Pioneer to interact with all such regulatory authorities and will coordinate all such interactions with Pioneer so that Pioneer representatives can participate in every aspect of the regulatory process.

     Using the information and related data packages and regulatory submissions prepared by MPS, each of Pioneer and MPS will apply for and obtain their own authorizations to conduct field tests, experimental use permits and full registrations in their own names in North America for each BIP Transformation Event.

     MPS and Pioneer will share on an equal fifty-fifty basis any and all out of pocket expenses, including without limitation, toxicology studies, consultant fees and expenses, registration fees and travel expenses incurred by MPS and Pioneer in connection with preparing all information and related data packages necessary for the parties to file for regulatory approval of all BIP Transformation Events in North America. MPS and Pioneer will consult on the choice of consultants and contract laboratories.

3.2  Registration of BIP Transformation Events Outside of North America.  For
     ------------------------------------------------------------------
     the purpose of obtaining approval from any regulatory authorities in any country outside of North America where either MPS or Pioneer desired to commercialize Insect Resistant BIP Crops, each of MPS and Pioneer will have immediate and unrestricted access to, and the right to reference and use, any and all information, including any data included in any regulatory package prepared by MPS for registration of any BIP Transformation Event in North America.

     In the event that additional data or information is required for any regulatory approvals outside of North America, each of Pioneer and MPS will be responsible for preparing such additional data or information at their cost for their own use, provided that the parties will consult with each other as to how they can best use their collective resources to coordinate regulatory approvals for both MPS and Pioneer in any country.

3.3  Rights of Reference to Regulatory Packages for Registering Non-Target
     ---------------------------------------------------------------------
     Crops.  For the purpose of obtaining approval from any regulatory
     -----
     authorities in any country for any transgenic event or crop developed by Pioneer or MPS outside of any R&D Program, each of MPS and Pioneer will have access to, and the right to reference and use, any information, including any data included in any regulatory package prepared by MPS for registration of any BIP Transformation Event in North America.

                                   ARTICLE 4
                                GRANT OF RIGHTS
                                ---------------

4.1  Grant of Research Licenses for Purposes of Conducting the R&D Programs.
     ----------------------------------------------------------------------
     Each party hereby grants to the other party a non-exclusive license to any and all MPS BIP Genes and MPS Enabling Technology and, correspondingly, to any and all Pioneer BIP Genes and Pioneer Enabling Technology solely for the purpose of, and solely to the extent necessary for, enabling each party to conduct its assigned research and development activities under each R&D Program.

4.2  MPS Grant of Commercial License to Pioneer.  Subject to the terms and
     ------------------------------------------
     conditions of this Agreement, MPS hereby grants to Pioneer a perpetual, world-wide, non-exclusive license, with no right to grant sublicenses except to Affiliates of Pioneer (without the right of such Affiliates to grant further sublicenses), to any and all MPS BIP Genes, MPS Enabling Technology and Joint Enabling Technology that are part of any and all BIP Transformation Event(s) developed under any and all of the R&D Programs solely to the extent necessary for the use, production and sale by Pioneer of Insect Resistant BIP Crops containing such BIP Transformation Event(s); provided that:

     (i) the license granted to Pioneer hereunder will be royalty free with respect to the sale by Pioneer and Pioneer Affiliates of Insect Resistant BIP Crops in North America; and

     (ii) the license granted to Pioneer hereunder will be subject to a prepaid royalty by Pioneer and Pioneer Affiliates to MPS pursuant to Section 4.4 of this Agreement with respect to the sale by Pioneer and Pioneer Affiliates of Insect Resistant BIP Crops outside of North America.

     The MPS Enabling Technology and Joint Enabling Technology are licensed to Pioneer to be used as only a part of a BIP Transformation Event, and are not licensed for use as a separate component or process other than with a BIP Event.

     Pioneer and its Affiliates have the right under the license granted by MPS to Pioneer under this Section 4.2 to permit distributors, agents and resellers to distribute and sell Insect Resistant BIP Crops in branded bags of Pioneer or Pioneer Affiliates using such proprietary packaging and displaying such Pioneer or Pioneer Affiliate brand name identification with the same prominence and position as used and displayed by Pioneer or by any Pioneer Affiliate in the ordinary course of its business. Such proprietary packaging displaying the brand name identification of Pioneer or Pioneer Affiliate also may display the name, logo or trademark of any distributor, agent or re-seller that distributes or sells Pioneer planting seed.

4.3  Pioneer Grant of Commercial License to MPS.  Subject to the terms and
     ------------------------------------------
     conditions of this Agreement, Pioneer hereby grants to MPS a perpetual, worldwide, royalty free, non-exclusive license, with the right as set forth below to grant sublicenses, to any and all Pioneer BIP Genes, Pioneer Enabling Technology and Joint Enabling Technology that are part of any and all BIP Transformation Event(s) developed under any and all of the R&D Programs solely to the extent necessary for the use, production and sale by MPS and its sublicensees of Insect Resistant BIP Crops containing such BIP Transformation Event(s). The Pioneer Enabling Technology and Joint Enabling Technology are licensed to MPS to be used as only a part of a BIP Transformation Event, and are not licensed for use as a separate component or process other than with a BIP Transformation Event.

     Pioneer shall provide MPS with access to BIP Transformation Events in the form of F1 seed containing Pioneer proprietary germplasm. MPS shall make four backcrosses using MPS inbreds/varieties as the recurrent parent and then shall use such Pioneer germplasm only as a source of the gene or vector and MPS shall not knowingly make an effort to recover any unassociated part of the genome of the non-recurrent parent of the Pioneer germplasm.

     MPS may grant sublicenses under this Section 4.3 to (1) Affiliates of MPS (without the right of such Affiliates to grant further sublicenses), (2) SVO Specialty Products, Inc., a Delaware Corporation ("SVO") pursuant to that certain Technology and Development Agreement dated January 1, 1995 between SVO and MPS, as amended December 13, 1995, and (3) only to one third party (without the right of such third party to grant further sublicenses except to Affiliates of such third party) in each of (a) North America, (b) Europe and (c) the rest of the world with respect to each BIP Transformation Event in each Insect Resistant BIP Crop, provided that each such third party will have no right or license to commercialize an Insect Resistant BIP Crop containing such BIP Transformation Event until such time that Pioneer is able to commercialize such Insect Resistant BIP Crop containing such BIP Transformation Event in the same geographic region (North America, Europe or, as the case may be, the rest of the world) as the MPS licensee. MPS may grant additional sublicense to any other third parties (without the right of such third parties to grant further sublicenses except to their respective Affiliates) in each jurisdiction identified above to each BIP Transformation Event in each Insect Resistant BIP Crop provided that such additional third parties will have no right or license to commercialize Insect Resistant BIP Crops containing such BIP Transformation Event until the second calendar year after the calendar year in which Pioneer shall have entered its "RC1" stage (RC1 being a common designation used within Pioneer for the first recognized year of commercial sales), of such Insect Resistant BIP Crop containing such BIP Transformation Event in the jurisdiction (North American, Europe or, as the case may be, the rest of the world) where the third party licensee(s) desire to commercialize such Insect Resistant BIP Crop.

     An example of the right of MPS to grant sublicenses to third parties under this Section 4.3 is set forth on Schedule 4.3.

     MPS and its Affiliates have the right under the license granted by Pioneer to MPS under this Section 4.3 to permit distributors, agents and resellers to distribute and sell Insect Resistant BIP Crops in branded bags of MPS or MPS Affiliates using such proprietary packaging and displaying such MPS or MPS Affiliate brand name identification with the same prominence and position as used and displayed by MPS or any MPS Affiliate in the ordinary course of its business. Such proprietary packaging displaying the brand name identification of MPS or MPS Affiliate also may display the name, logo or trademark of any distributor, agent or re-seller that distributes or sells MPS planting seed. For the purposes of this Section 4.3, the terms "distributors", "agents" and "resellers" shall not be deemed to include third party seed companies that distribute seed in their own branded bags.

4.4  Royalty Payment by Pioneer for Sales Outside of North America.  In the
     -------------------------------------------------------------
     event that Pioneer or any Pioneer Affiliate desires to produce and sell outside of North America any Insect Resistant BIP Crop containing one or more BIP Transformation Events developed under any R&D Program, which planting seed will be advertised or otherwise promoted by Pioneer or a Pioneer Affiliate as having insect, mite or nematode resistance resulting from such BIP Transformation Event, then as a condition precedent to selling such planting seed in any country outside of North America, Pioneer must pay to MPS a one time, prepaid royalty. Such one-time pre-paid royalty shall be equal to [CERTAIN CONFIDENTIAL INFORMATION HAS BEEN REDACTED FROM THIS LINE OF THIS DOCUMENT SUBMITTED FOR PUBLIC RECORD AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION.] of projected Net Sales over a ten year period of such Insect Resistant BIP Crop by Pioneer and Pioneer Affiliates which planting seed will be advertised or otherwise promoted by Pioneer or a Pioneer Affiliate as having insect, mite or nematode resistance resulting from such BIP Transformation Event in each such country.

     MPS and Pioneer will retain a mutually acceptable marketing firm to analyze such Net Sales potential for the planting seed described above. With reference to such analysis, the parties will negotiate in good faith a prepaid royalty amount. Such royalty amount will be paid by Pioneer to MPS prior to, and as a condition precedent to, Pioneer or any Pioneer Affiliate commercializing any Insect Resistant BIP Crop that is the subject of such royalty payment to MPS in such country.

4.5  License Payments and Royalties to Third Parties.  In the event that the
     -----------------------------------------------
     sale by either MPS (and its sublicensees) or by Pioneer of any Insect Resistant BIP Crops having one or more BIP Transformation Events developed under any R&D Program require the payment to any third party of a license or royalty fee for such third party's technology rights that may be part of any such BIP Transformation Event(s) in any Insect Resistant BIP Crops, then the party selling such Insect Resistant BIP Crop(s) will be responsible for the calculation, administration and payment of any such license or royalty fee to the third party technology licensor.

4.6  MPS Will Not Provide its BIP Gene Library to Third Parties for Target
     ---------------------------------------------------------------------
     Crops.  Except with respect to (i) the grant of licenses by MPS to third
     -----
     parties to BIP Transformation Events developed under R&D Programs as permitted under Section 4.3, and (ii) fulfillment by MPS of any obligation to provide MPS BIP genes to Ciba-Geigy Limited and Ciba-Geigy Corporation (collectively, "Ciba") under that certain Agreement for Exchange of Insect Control Technology and Patent Rights dated as of July 14, 1993 by and among MPS and Ciba (the "MPS/Ciba Agreement), MPS will not provide, until the tenth anniversary of this Agreement, any of its BIP genes, natural or synthetic, full length or truncated, encoding BIP (and genetic material derived therefrom) to any third party for the purpose of enabling such third party to develop BIP based insect resistance in corn or any Target Crops. In the event Pioneer does not participate in an R&D Program or fails to perform its parts of any R&D Program, MPS may grant licenses to third parties for BIP Genes specific to the R&D Program, or parts thereof, in which Pioneer did not participate or in which Pioneer failed to perform.
     In the event that MPS provides any MPS BIP genes to Ciba under the MPS/Ciba Agreement and Ciba/MPS develop insect resistance traits in corn using such MPS BIP genes, then MPS will forfeit any right under this Agreement to grant a license to third parties (other than to Affiliates of MPS) to commercialize insect resistant corn containing a competing BIP Transformation Event that may be developed by Pioneer and MPS under this Agreement until the second calendar year after the calendar year in which Pioneer shall have entered its "RC1" stage of insect resistant corn containing such competing BIP Transformation Event in each jurisdiction (North America, Europe or, as the case may be, the rest of the world) where the third party licensee(s) desire to commercialize corn containing such competing BIP Transformation Event.

4.7  No Licenses Granted Outside of the R&D Programs and the Commercialization
     -------------------------------------------------------------------------
     of Insect Resistant BIP Crops.  Notwithstanding the foregoing and except
     -----------------------------
     for the licenses granted under Section 5.3 of this Agreement, no licenses are granted (i) by MPS to Pioneer with respect to MPS BIP Genes or MPS Enabling Technology or (ii) by Pioneer to MPS with respect to Pioneer BIP Genes or Pioneer Enabling Technology for any use or activities outside of the research and development activities under R&D Programs or for the commercialization of Insect Resistant BIP Crops containing BIP Transformation Events developed under the R&D Programs. No other licenses are intended to be granted under this Agreement by either party to the other with respect to any other technology or intellectual property rights owned by such party.

                                   ARTICLE 5
                           RESEARCH PROGRAMS IN CORN
                           -------------------------

5.1  Research Program in Corn. The MPS/Ciba Agreement restricts until,
     ------------------------
     approximately, the end of 1998 with respect to all countries of the world except Italy and France (and possibly later in the case of Italy and France) the ability of MPS to grant licenses to third parties under certain patent rights owned by MPS for the purpose of engaging in certain commercial activities involving corn transformed with genetic material derived from BIP.

     Subject to the limitations imposed under the MPS/Ciba Agreement, MPS and Pioneer will conduct three research programs, which are set forth in detail on Schedule 5.1, to investigate and evaluate certain BIP Genes and BIP transformation events utilizing such BIP Genes for resistance in corn plants to (i) corn rootworm (the Diabrotica sp.), (ii) lepidopteran pests, such as European corn borer and cutworm (Ostrinias nebialis and Agrotis ipsilon) and (iii) certain storage grain pests to be identified by the parties (collectively, the "Corn Research Programs").

5.2  Responsibilities of the Parties.  Each party will be responsible for such
     -------------------------------
     parts of the Corn Research Programs as set forth on Schedule 5.1. The Corn Research Programs will be administered by the Research Committee and the Business Committee in the same manner as the administration by such committees of the R&D Programs under Article 2 of this Agreement, provided that both committees will ensure (with advice of legal counsel) that for the applicable restricted period under the MPS/Ciba Agreement the parties will not engage in commercial activities restricted under the MPS/Ciba Agreement in any country where such activities would require a license under MPS patents issued in such country and covered by the MPS/Ciba Agreement, which license to such MPS patents is restricted under the MPS/Ciba Agreement from being granted by MPS to any third party for such commercial activities until after expiration of the applicable restrictive period under the MPS/Ciba Agreement.

5.3  Grant of Research Licenses for Purposes of Conducting the Corn Research
     -----------------------------------------------------------------------
     Programs.  Each party hereby grants to the other party a non-exclusive
     --------
     license to any and all MPS BIP Genes and MPS Enabling Technology and, correspondingly, to any and all Pioneer BIP Genes and Pioneer Enabling Technology solely for the purpose of, and solely to the extent necessary for, enabling each party to conduct its assigned research activities under the Corn Research Programs.

5.4  Future Grant of License.  At the earliest possible date permitted under the
     -----------------------
     MPS/Ciba Agreement, MPS will grant to Pioneer identical license rights in corn as those granted to Pioneer under Article 4 applicable to Target Crops.

     Concurrently with such grant of license by MPS to Pioneer, Pioneer will grant identical license rights in corn as those granted to MPS under
     Article 4 applicable to Target Crops.

     Upon the grant of the licenses described above from each party to the other party, (i) MPS and Pioneer no longer will be restricted under this Article 5 from pursuing commercial activities with respect to BIP-based insect, mite and nematode resistance traits in corn in countries where MPS patents covered by the MPS/Ciba Agreement have issued and (ii) all provisions of this Agreement will apply to the activities of the parties with respect to any and all BIP transformation events created and being evaluated under the Corn Research Programs.

                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

Each party to this Agreement, only with respect to itself, hereby represents and warrants to the other party as follows:

6.1  Due Authorization.  Each party has all requisite corporate power and
     -----------------
     authority to execute and deliver this Agreement and to consummate the transactions contemplated herein and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, including, without limitation, the grant of the licenses and the right to grant sublicenses hereunder, has been duly and validly authorized by proper corporate action and constitutes a valid and legally binding agreement of such party, without requiring the consent of any third party or governmental authority.

6.2  Good Title to Patents.  Each party has good title (either as the owner or
     ---------------------
     as a licensee) to patent rights that it owns as of the date of this Agreement comprising part of the Combined Technology and Patent Rights, with the right to grant the licenses granted under Article 2 and Section
     5.3. Neither party makes any representation or warranty that the practice or use of any of its technology and patent rights comprising part of the Combined Technology and Patent Rights will not infringe or interfere with property rights belonging to any third party. In this regard, each party represents and warrants that it has to the best of its knowledge provided full disclosure of information related to its patent rights to the other party, and the parties acknowledge that each of them has had the opportunity to conduct a due diligence investigation of the foregoing to its own satisfaction.

6.3  No Conflicting Agreements.  Neither party has entered into any
     -------------------------
     understanding or agreement with any third party that will in any way conflict with any right granted, or obligation arising, under this Agreement.

                                   ARTICLE 7
       PATENT PROSECUTION, DEFENSE AND ENFORCEMENT, ADDITIONAL LICENSES
       ----------------------------------------------------------------

7.1  Patent Prosecution and Defense.  Each party, at its own expense, will
     ------------------------------
     diligently prosecute in good faith its patents and patent applications comprising its part of the Combined Technology and Patent Rights in all jurisdictions where such patents and patent applications currently are filed and, with respect to future patent applications where such party decides to file future patent applications in order to obtain granted claims in such jurisdictions covering the BIP Transformation Events under such patents and patent applications and the development and commercialization of Insect Resistant BIP Crops. Each party also will use diligent efforts to maintain all licenses to the technology and patent rights sublicensed by such party to the other party under this Agreement.

     In the event that any of the patents or patent applications comprising the Combined Technology and Patent Rights become the subject of an interference or opposition or the validity of which is challenged under any proceeding in the patent office or before any interference, opposition or other administrative board in any particular jurisdiction, each party will diligently defend in good faith its own such patent(s) or patent application(s) in order to obtain or maintain claims in such jurisdictions covering the BIP Transformation Events under such patent(s) or patent application(s) and the development and commercialization of Insect Resistant BIP Crops.

7.2  Joint Inventions and Discoveries.  Pioneer and MPS will jointly own all
     --------------------------------
     joint inventions and discoveries, including, without limitation, Joint Enabling Technology, jointly invented or discovered by the parties during the course of this Agreement. The Research Committee will be responsible for establishing a process for identifying joint inventions or discoveries for informing the inventors that no publication of such invention or discovery shall be made without advance written approval from the Committee and for prosecuting patent applications in any and all jurisdictions related thereto. The Business Committee will decide upon the jurisdictions in which each such application will be filed. The cost and expense of filing and prosecuting any such patent applications and of maintaining issued patents will be shared on an equal fifty-fifty basis by MPS and Pioneer.

     In the event that one party desires to file and prosecute a patent application covering Joint Enabling Technology in a particular country and the other party does not, the party desiring to file such patent application may do so at its own expense. If the declining party desires to maintain joint ownership of the Joint Enabling Technology in such country covered by such patent application, then the declining party must reimburse the filing party for 100% of all cost and expenses of preparing, filing and prosecuting such patent application plus 25% thereof on or prior to the second anniversary of the filing of such patent application. If the declining party does not reimburse such costs and expenses, plus 25% thereof, on or before such second anniversary date, then the declining party hereby forfeits any and all rights to such Joint Enabling Technology covered by such patent application except to the extent necessary to commercialize Insect Resistant BIP Crops pursuant to the licenses granted under Article 4.

     Notwithstanding the foregoing, in the event that either MPS or Pioneer determines in good faith that any such joint invention or discovery, including, without limitation, any Joint Enabling Technology, should be held as a trade secret, then neither party will file or prosecute any patents with respect to such invention or discovery.

7.3  Periodic Updates.  At least once every six months, the parties will review
     ----------------
     the status and foreseeable significant developments of all patents and patent applications comprising the Combined Technology and Patent Rights with respect to obtaining or maintaining claims covering BIP Transformation Events and the development and commercialization of Insect Resistant BIP Crops. Concurrently with such review, the parties will evaluate and discuss the issuance of patents and any foreseeable significant developments of patent applications held by third parties that might impact the ability of Pioneer and MPS to develop and commercialize Insect Resistant BIP Crops.

7.4  Patent Enforcement.  In the event that a third party is misappropriating
     ------------------
     technology or infringing any patent(s) comprising the Combined Technology and Patent Rights by developing, breeding, transforming, registering, producing, distributing, advertising, marketing or selling or transgenic crop containing BIP, then the parties will consult with one another regarding enforcement of such technology or patent rights. In this respect, the parties will consider the nature and extent of the misappropriation or infringement, the strength of such technology or patent rights with respect thereto, the enforcement of narrower and more specific technology or patent rights prior to the enforcement of broader and more basic technology or patent rights comprising the Combined Technology and Patent Rights, and the existence of facts or circumstances that would weigh against enforcement of such rights.

     If the parties agree that the technology or patent rights comprising the Combined Technology and Patent Rights should be sufficient to stop the infringing activity or collect damages or compel the misappropriating or infringing party to seek a license from either party, then the parties will consider whether they want to act in concert in an enforcement action. If either party does not want to engage in a joint enforcement action, then either party will be free to enforce or, to the extent not otherwise prohibited under Article 2 of this Agreement, license its own technology and patents with respect to such infringing third party. If the parties decide to act in concert in an enforcement action, then the parties will agree upon (i) retention of legal counsel; (ii) who controls the action;
     (iii) sharing of legal and other expenses; (iv) settlement authority and
     (v) sharing of damages or other award.

7.5  Additional Licenses.  In the event that additional licenses from third
     -------------------
     parties become necessary to use the BIP Transformation Events to develop and commercialize Insect Resistant BIP Crops as contemplated by this Agreement, then the parties will consult as to the best way to obtain such licenses for the benefit of both MPS and Pioneer and jointly negotiate for such licenses. In the event that the parties, acting jointly, are unable to obtain such licenses for the benefit of both MPS and Pioneer, each party will be free to obtain a license for its own benefit (and not for the benefit of the other party) for the development and commercialization of Insect Resistant BIP Crops using the BIP Transformation Events.

                                   ARTICLE 8
                              FUNDING BY PIONEER
                              ------------------

In addition to Pioneer's commitment to perform its parts of each R&D Program as set forth under Article 2 and its parts of each Corn Research Program as set forth under Article 5, Pioneer will pay to MPS a lump sum equal to $10 million contemporaneously with the execution and delivery of this Agreement by the parties, and an additional lump sum of $11 million due upon the expiration of the restriction on the ability of MPS to grant Pioneer a commercial license for corn under the MPS/Ciba Agreement as described under Article 5. The payments are for the research and development of BIP Transformation Events derived from Bacillus species encoding insecticidal, miticidal and nematocidal proteins to be performed in the future by MPS under the R&D Programs as initially set forth on
Schedule 2.4 and under the Corn Research Programs as set forth on Schedule 5.1.

                                   ARTICLE 9
                                CONFIDENTIALITY
                                ---------------

For a period of five (5) years from the termination of this Agreement, each party will keep confidential any and all Confidential Information (not otherwise excluded from the confidentiality and non-use obligation of this Article 9 as set forth below) received from the other party in connection with the performance of this Agreement and will not disclose it to third parties or use it for any purpose other than pursuant to this Agreement, without the prior written consent of the disclosing party.

The confidentiality and non-use obligation of this Article 9 will not apply to information and other items listed under the definition of Confidential
Information:

(a) which is public knowledge at the time of disclosure, or which after disclosure becomes public knowledge in any way except through the wrongful act of the party so disclosing it;

(b) which the receiving party is able to prove was in its possession at the time of disclosure by the disclosing party and which had not been obtained from the latter, either directly or indirectly;

(c)  whose disclosure is compelled by administrative or judicial order; or

(d) which either party received from a third party having the legal right to disclose such information.

The provisions of this Article 9 will survive any termination of this Agreement.

In the event that MPS determines that Confidential Information received from Pioneer or any Pioneer Affiliate needs to be disclosed to regulatory authorities for the sale or use of Insect Resistant BIP Crops or to a third party in connection with the grant of a license to any BIP Transformation Event to such third party pursuant to Section 4.3, then disclosure may be made to such third party only upon Pioneer's prior written consent, which may not be unreasonably withheld, and only if such third party agrees to be bound by terms of confidentiality equivalent to those specified with this Article 9.

                                  ARTICLE 10
                             TERM AND TERMINATION
                             --------------------

Unless earlier terminated by the written agreement of both Pioneer and MPS, this Agreement will become effective on the date first written above and will expire when both Pioneer and MPS cease selling Insect Resistant BIP Crops containing BIP Transformation Events.

                                  ARTICLE 11
                                INDEMNIFICATION
                                ---------------

11.1 Indemnification.  Except with respect to claims for patent infringement,
     ---------------
     each party ("party A") agrees to protect and indemnify the other party ("party B") and its Affiliates (collectively "Indemnitees") and hold the Indemnitees harmless from and against any and all costs, expenses, causes of action and damages, including reasonable attorneys* fees (collectively, "Indemnified Claims"), including, without limitation, those brought or asserted by any party or governmental authority relating to environmental, health or safety matters for personal injury or property damage, which arise from or in connection with any activity involving Insect Resistant BIP Crops containing BIP Transformation Events by such party ("party A") or its Affiliates or the growing, use, purchase or consumption of any plants or products of any kind utilizing or derived from Insect Resistant BIP Crops containing BIP Transformation Events sold by such party ("party A") or its Affiliates, except to the extent caused by the negligence or misconduct of the Indemnitee, or from the breach of any of the Representations and Warranties set out in Article 6.

11.2 Notice.  Promptly after receipt by an Indemnitee of notice of the
     ------
     commencement of any action or the presentation or other assertion of any Indemnified Claim that could result in an indemnification claim pursuant hereto, the Indemnitee will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to assume the defense thereof. If the indemnifying party elects to assume the defense of any Indemnified Claim, such election will be deemed to be the consent of the indemnifying party to having the subject matter of such action be an Indemnified Claim for purposes of Section 11.1, subject to the exception noted therein. The indemnified party may, at all times, with counsel of its own choice and at its own expense, participate in the defense of any Indemnified Claim. A failure or delay by the Indemnitee to give notice of an Indemnified Claim will not release or limit the indemnifying party's obligations hereunder except to the extent that the indemnifying party has been prejudiced by such failure or delay.

11.3 Settlements.  Whether or not the indemnifying party elects to assume the
     -----------
     defense of any Indemnified Claim, it will not be liable for any compromise or settlement of any such action or claim effected without its consent, which will not be unreasonably withheld. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

12.1 Severability.  In the event that one or more provisions of this
     ------------
     Agreement should be, or become, illegal, invalid or unenforceable, then the parties will substitute legal, valid and enforceable provisions for such illegal, invalid ones. The substituted provisions will be drafted so that in their economic effect they so closely resemble the illegal, invalid or unenforceable provisions that it can be reasonably assumed that the parties would have contracted on the basis of those new provisions. In the event that such provisions cannot be drafted, the illegality, invalidity or unenforceability of one or more of the provisions of this Agreement will not affect the validity or enforceability of this Agreement as a whole, unless the affected provisions are of such essential importance to this Agreement that it can be reasonably assumed that the parties would not have entered into this Agreement without such provisions.

12.2 No Implied Waivers.  Failure of either party to this Agreement to insist
     ------------------
     upon strict observance of or compliance with all its terms and conditions in one or more instances will not be deemed to be a waiver of its rights to insist upon such observance or compliance in the future.

12.3 Modifications and Amendments.  No alteration, amendment, or supplement to
     ----------------------------
     this Agreement will be of any force or effect unless in writing and signed by the party bound thereby.

12.4 Entire Agreement.  This Agreement constitutes the entire understanding
     ----------------
     between the parties and neither party will be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

12.5 No Agency or Partnership.  Nothing in this Agreement will be deemed to
     ------------------------
     constitute a partnership, agency, employer-employee or joint venture relationship between the parties. All activities by the parties hereunder, including but not limited to the duties described herein, will be performed by them as independent contractors. Neither party will incur any obligation or make any commitments for or on behalf of the other party.

12.6 No Assignments.  This Agreement will inure to the benefit of and be
     --------------
     binding upon the parties hereto, their respective Affiliates as permitted hereunder and their respective successors and assigns. Other than to successors of either party, no party will assign this Agreement or any rights or obligations hereunder (other than to (i) the respective Affiliates of each party as permitted under Article 4 and (ii) with respect to the grant of licenses by MPS to third parties as set forth under Section 4.3) without the prior written consent of the other party.

12.7 Force Majeure.  No liability will result from the delay in performance or
     -------------
     nonperformance, in whole or in part, if it has been made impracticable by compliance in good faith with any applicable government or judicial regulation or order whether or not it later proves to be invalid, or by the occurrence of a contingency the nonoccurrence of which was a basic assumption on which this Agreement was made, including, but not limited to, acts of God, fire, flood, accident, riot, sabotage, war, insurrection, earthquake, strike, labor trouble or shortage, or embargo. Upon the occurrence of such delay, the delayed party shall promptly notify the other and the period of performance shall be extended to compensate for said delay.

12.8 Headings.  The headings of the Articles and Sections of this Agreement are
     --------
     for convenience only and will not change the substantive provisions of this Agreement.

12.9 Notices.  Any notices permitted or required by this Agreement will be
     -------
     deemed to be effective upon receipt when sent by telex, telecopier or postage prepaid certified mail if sent:

     (a)  In the case of Pioneer to:

               Pioneer Hi-Bred International, Inc.
               700 Capital Square
               400 Locust Street
               Des Moines, IA 50309
               Attention: Dr. Richard McConnell
               Fax: 515/248-4844

               with a copy sent to Daniel Cornelison, Esq.

     (b)  In the case of MPS to:

               Mycogen Plant Sciences
               5501 Oberlin Drive
               San Diego, California 92121
               Attention: President
               Fax: 619/453-0142

          with a copy sent to the General Counsel

or at such other address as each such party may designate in writing.

IN WITNESS WHEREOF, the parties hereby execute and deliver this Agreement as of the date first written above.

AGRIGENETICS, INC.                PIONEER HI-BRED INTERNATIONAL, INC.
d/b/a MYCOGEN PLANT SCIENCES

By:   /s/ Jerry Caulder           By:   /s/ Chuck Johnson
      -----------------                 ------------------------------
Title:   President                Title:   President & Chief Executive Officer
         --------------                    -----------------------------------

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

               SCHEDULE 2.4: PIONEER / MYCOGEN BIP CROP PROGRAMS

2.4.1 SOYBEAN PROGRAMS

[THIS SCHEDULE, WHICH CONTAINS CONFIDENTIAL INFORMATION, HAS BEEN DELETED FROM THE COLLABORATION AGREEMENT SUBMITTED FOR PUBLIC RECORD. THE CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




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                                  SCHEDULE 2.5
                                  ------------


Example - initiation of a New R & D Program; Consequence for Non-Participation
------------------------------------------------------------------------------

Example - In the year 2000, Pioneer desires to initiate a new R&D Program for a particular pest of tropical corn. Since corn is a Target Crop covered by the Agreement, Pioneer can request the initiation of a new R&D Program for the desired target pest in tropical corn ("Tropical Corn Pest Program").

Pioneer presents a preliminary proposal for such a program to the Business Committee. The Business Committee directs the Research Committee to define and evaluate all aspects of the proposed program, including (i) who does what; (ii) the resources needed; (iii) the probability of success; (iv) the anticipated development schedule; (v) critical decision points and milestones along the development schedule; and (vi) (an estimated time frame for completing the program. The evaluation by the Research Committee is based on the best utilization of each party's technical capabilities and expertise and not on the budgetary burden that may fall on either party.

Based on the evaluation of the Research Committee, MPS decides that it does not have the resources at that time to support its parts of the proposed Tropical Corn Pest Program. Unless Pioneer and MPS can agree through the Business Committee on how to reallocate the responsibilities or otherwise help MPS, MPS can defer initiation of the program as configured by the Research Committee for 18 months. In this example, MPS defers initiation of the program for 18 months after the Business committee concludes that the parties cannot agree to initiate the proposed program.

Eighteen months later, Pioneer reintroduces to the Business Committee the proposed Tropical Corn Pest Program. At that time, with some modifications, MPS is prepared to perform its parts of the program. The Research Committee completes detailed description of the Tropical Corn Pest Program, which is attached to this Agreement as part of Schedule 2.4, thus obligating each part to perform its parts of the program pursuant to this Agreement.

Suppose, however, that after such 18 month "stand down" period, MPS still is not prepared to participate in the proposed Tropical Corn Pest Program. In such event, Pioneer can elect to fund 100% of the program, in which case MPS will be obligated to perform any and all activities that Pioneer technically, or for the purpose of obtaining intellectual property rights, cannot perform, provided that Pioneer funds all such activities performed by MPS. Alternatively, Pioneer can decide to perform all parts of the program on its own.

Regardless of whether Pioneer decides to perform all parts of the Tropical Corn Pest Program or whether MPS performs its parts with funding from Pioneer, the progress of the program (including, without limitation the cost of the program) is monitored by the Research Committee and the Business Committee in the same detail as any other R&D Program.

At any time within the first two years of the Tropical Corn Pest Program, MPS can elect to participate in the program and receive all rights as set forth under this Agreement with respect to any BIP Transformation Events developed under such program. MPS can elect to participate in the

Program by (i) reimbursing Pioneer for 100% of the costs and expenses incurred by Pioneer in performing and or funding all parts of the program plus 25% and
(ii) committing to conducting all remaining parts of the Tropical Corn Pest Program originally assigned to MPS by the Research Committee when the program originally was structured.

If MPS does not elect to participate in the Tropical Corn Pest Program within such two year period, then MPS has no rights under Article 4 of this Agreement to any BIP Transformation Events developed under such program. If such two year period expires without MPS electing to participate in the Tropical Corn Pest Program, then MPS ceases to have any right through the Research Committee or the Business Committee to monitor or otherwise be appraised of the progress of such program. In such event, Pioneer is free to develop and commercialize the BIP Transformation Event(s) targeted under the Tropical Corn Pest Program, subject to the limitations imposed on Pioneer under Article 4 of this Agreement on the activities of Pioneer with respect to BIP Transformation Events.

If the case had been that Pioneer was the party electing not to participate, then Pioneer would cease to have any rights under Article 4 to any BIP Transformation Event(s) developed under such program. In such event, MPS would be free to develop and commercialize such BIP Transformation Events(s), alone and with third parties, as MPS decides in its sole discretion without any limitation whatsoever under Article 4 on the activities of MPS (including licensing to any third parties) with respect to such BIP Transformation Event(s). The same consequence would result if Pioneer failed to perform conversion of MPS parent lines with the subject BIP Transformation Event(s) pursuant to Section 2.11.

In the event that upon considering the initiation of a this new R&D Program, MPS and Pioneer determine that a patent then issued to a third party is necessary to develop BIP Transformation Events under such prospective R&D Program or to permit both MPS and Pioneer to commercialize Insect Resistant BIP Crops using any BIP Transformation Events developed under such prospective R&D Program, neither MPS nor Pioneer will be obligated in any way to commence such prospective R&D Program until a license to such third party patent is obtained for both MPS and Pioneer.

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

                                 SCHEDULE 2.9
                                 ------------

Example - Substantial Additional Resources Needed Under an R&D Program;
-----------------------------------------------------------------------
Consequences for Non-Participation
----------------------------------

Example - A particular R&D Program suffers a set back at the stage of transforming a particular BIP genetic construct into the Target Crop of interest. The Research Committee determines that the best viable solution is to increase the transformation effort by 500%.

Under the program, Pioneer is responsible for transformation work. Pioneer is skeptical of the probability of success of increasing the transformation effort and declines to do the work. The Business Committee is not successful in reaching a compromise.

MPS elects to fund the work. Pioneer then is obligated to do the work with MPS funding.

After $1 million of additional transformation effort, success is achieved. Immediately upon completion of such additional transformation work, Pioneer must reimburse MPS the $1 million of costs incurred plus 25% (an additional $250,000) in order for Pioneer to maintain its rights under Article 4 to any BIP Transformation Events developed under that program.

                                 SCHEDULE 4.3
                                 ------------

Example - MPS Right to Grant Sublicenses to Third Parties
---------------------------------------------------------

Example - Under two separate R&D Programs, the parties successfully develop two BIP Transformation Events - one responsible for resistant to flea beetle in canola (the "Flea Beetle Event") and one responsible for resistant to cyst nematodes in soybeans (the "Nematode Event").

With respect to these two BIP Transformation Events, MPS has the right to grant the following licenses to third parties (in addition to licenses to MPS Affiliates):

1.  Flea Beetle Event:  MPS can grant a license to party A in North America,
    -----------------
party B in Europe, and party C in the rest of world and give each such party the Flea Beetle Event sufficiently far in advance so that each such party can commercialize transgenic canola containing the Flea Beetle Event in each jurisdiction (North America, Europe and the rest of the world) at the same time as Pioneer.

All other licenses granted in each jurisdiction to other third parties must prohibit such parties from commercializing transgenic canola containing the Flea Beetle Event until 24 months after the calendar year in which Pioneer reaches its RC1 stage of transgenic canola containing the Flea Beetle Event. MPS can provide the Flea Beetle Event to such other third parties in advance of such 24 month lead-time to enable any such other third party to convert its parent lines, receive governmental registrations and produce commercial hybrids to be ready for sale immediately upon expiration of such 24 month lead-time.

In addition, after the 24 month lead time, MPS will be allowed to distribute the transgenic canola containing the Flea Beetle Event through third party seed companies that are also distributors of Mycogen branded bagged seed products.

2.  Nematode Event:  MPS has the same licensing rights as described above,
    --------------
except that MPS can first license party X in North America (instead of party A), party Y in Europe (instead of party B), and party Z in the rest of the world (instead of party C) so that each of X, Y, and Z can commercialize transgenic soybeans containing the Nematode event in their respective jurisdictions at the same time as Pioneer. Different parties can receive the Nematode Event than the parties that receive the Flea Beetle Event.

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                                      106

        SCHEDULE 5.1:  PIONEER / MYCOGEN BIP RESEARCH PROGRAMS IN CORN
                  **    TO BE PERFORMED ON MAINLAND USA    **


[THIS SCHEDULE, WHICH CONTAINS CONFIDENTIAL INFORMATION, HAS BEEN DELETED FROM THE COLLABORATION AGREEMENT SUBMITTED FOR PUBLIC RECORD. THE CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




                                      107